                                                                  Exhibit (a)(5)

                              Notice of Withdrawal

         If you previously elected to accept Tellium's offer to exchange, dated August 1, 2002 and would like to change your election and withdraw the tender of all of your options you must fill out the table below. Please sign this notice on the next page. Once the notice is signed and complete, please return it to Jenniffer Collins, Investor Relations Director, at Tellium, Inc., 2 Crescent Place, Oceanport, New Jersey 07757, Fax No. (732) 923-9805 before midnight, Eastern Time, on August 28, 2002, unless the offer to exchange is extended.

                          ----------------------------


To Tellium, Inc.

         I previously received a copy of the offer to exchange, dated August 1, 2002, the letter of transmittal and an election form. I signed and returned the letter of transmittal and election form, in which I elected to tender all of my options. I now wish to change that election and withdraw from the offer with respect to all of my option grants, which are listed below:

------ ------------------- -------------------------- ----------------------------------- ----------------------------
       Date of Eligible    Exercise Price of          Total Number of Outstanding         Option Plan Under Which
       Option Grant        Options Subject to Grant   Options Subject to Grant            Option was Granted
------ ------------------- -------------------------- ----------------------------------- ----------------------------
1
------ ------------------- -------------------------- ----------------------------------- ----------------------------
2
------ ------------------- -------------------------- ----------------------------------- ----------------------------
3
------ ------------------- -------------------------- ----------------------------------- ----------------------------
4
------ ------------------- -------------------------- ----------------------------------- ----------------------------

         I understand that by signing this notice and delivering it to the above address, I will be able to withdraw the election of all of my option grants, which are listed above. I have read, understand and agree to all of the terms and conditions described in the offer to exchange and letter of transmittal.

         I understand that in order to withdraw from acceptance of the offer to exchange, I must sign and deliver this notice to Tellium before midnight, Eastern Time, on August 28, 2002, or if Tellium extends the deadline to exchange options, before the extended expiration of the offer. I further understand that Tellium will not accept any conditional or partial returns of options and that I must withdraw my election as to all options that I previously elected to tender.

         I have completed and signed the following exactly as my name appears on my original election form.


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Signature/1/



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(Please Print Name)



                           , 2002
---------------------------
Date











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/1/      You must complete and sign exactly as your name appears on the option agreement or agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.